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                                                        EXHIBIT 6
                     CUNDILL VALUE FUND LTD.
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                    SPECIAL POWER OF ATTORNEY
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     The undersigned, who has been duly authorized by the Board of Directors of Cundill Value Fund Ltd. ("Value Fund") to grant a power of attorney to any person(s) he deems appropriate to sign a
Schedule 13D Statement on behalf of Value Fund, and any required amendments thereto, or other letter, notice or other written communication in connection therewith required or permitted to be filed with the Securities and Exchange Commission on behalf of Value Fund pursuant to Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder regarding any corporation or other entity whose shares are beneficially owned or owned of record by Value Fund (including without limitation, any request for confidential treatment of any exhibit, or portions thereof, filed with such Schedule 13D Statement), hereby appoints Alan G. Johnson and John P. Walsh, and either of them who acts, as the true and lawful attorneys and agents of Value Fund to execute in the name, place and stead of Value Fund (and in whatever capacity is appropriate) a Schedule 13D Statement, and any required amendments thereto, or other letter, notice or other written communication in connection therewith required or permitted to be filed with the Securities and Exchange Commission on behalf of Value Fund pursuant to Section 13(d) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, regarding any such corporation or entity (including without limitation, the aforesaid request for confidential treatment), said attorneys and agents to have full power and authority to do and perform in the name and on behalf of Value Fund every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as a duly authorized representative of Value Fund might or could do in person with respect to exercising the power of attorney herein granted for the purposes herein stated.



Dated:  July 29, 1985.       By: /s/ F. Peter Cundill
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                             Print Name:  Peter Cundill
                                 President of Cundill Value
                                 Fund Ltd.